Exhibit 10.1

NOTE PURCHASE AGREEMENT

Dated as of April 29, 2013,

by and among

IMPAC MORTGAGE HOLDINGS, INC.

and

THE PURCHASERS PARTY HERETO

Relating to:

$20,000,000 Aggregate Principal Amount of

Convertible Promissory Notes Due 2018 of Impac Mortgage Holdings, Inc.

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of April 29, 2013, by and among IMPAC MORTGAGE HOLDINGS, INC., a Maryland corporation (the “Company”), and the purchasers listed on Schedule A hereto (the “Purchasers”).

WITNESSETH:

WHEREAS, upon the terms and subject to the conditions set forth herein, the Company agrees to sell to the Purchasers, and the Purchasers, acting severally and not jointly, agree to purchase from the Company, $20,000,000 in original aggregate principal amount of the Company’s Convertible Promissory Notes Due 2018 in the form of Exhibit A hereto (collectively, the “Notes”, individually, a “Note”).

WHEREAS, the holders of the Conversion Shares are and will be entitled to the benefits of the Registration Rights Agreement in the form of Exhibit B hereto (the “Registration Rights Agreement”).

WHEREAS, the Company has duly authorized the creation and issuance of the Notes and the execution and delivery of this Agreement and the other Financing Documents.

WHEREAS, all things necessary to make this Agreement, the Notes (when issued and delivered hereunder), and each other Financing Document valid and binding obligations of the Company in accordance with their respective terms have been done.

AGREEMENT:

NOW, THEREFORE, the parties hereto, in consideration of the premises and the covenants and agreements made herein, and of the mutual benefits intended to be derived herefrom, intending to be legally bound hereby, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1                                          Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“Accredited Investor” shall mean any person that is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

“Advisors” shall have the meaning assigned to such term in Section 11.3(a).

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.  No Purchaser shall be considered an “Affiliate” of the Company or any of its Subsidiaries for purposes of this Agreement.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.22.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization or other law for the relief of debtors.

“Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in California are authorized or required by law to close.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” shall mean, as to any person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Rating Service or at least P-1 or the equivalent thereof by Moody’s Investors Service Inc., and in each case maturing not more than one year after the date of acquisition by such person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.

“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Company or any of its Subsidiaries.  “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.

A “Change in Control” shall be deemed to have occurred if:

(a)                                 at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Purchasers and their Related Parties and Immediate Family

Members, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Company representing more than 50% of the voting power of the total outstanding Voting Stock of the Company, and at such time or any time thereafter the Purchasers and their Related Parties and Immediate Family Members (collectively) shall fail to own, or to have the power to vote or direct the voting of, Voting Stock of the Company representing a greater percentage of the voting power of the total outstanding Voting Stock of the Company; or

(b)                                 the existing members of the Board of Directors of the Company for any reason cease to constitute a majority of such Board of Directors.

For purposes of this definition, a person shall not be deemed to have beneficial ownership of Voting Stock subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement, and a holder of Voting Stock shall not be deemed a member of a “group” solely by virtue of being a party to a registration rights agreement.

“Closing Date” shall have the meaning assigned to such term in Section 2.3.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

“Common Stock” shall mean the Company’s Common Stock, par value $0.01 per share.

“Company” shall have the meaning assigned to such term in the preamble hereto.

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Conversion Share” shall mean a share of the Common Stock issuable upon conversion of a Note pursuant to the provisions of Section 5 or Section 6 thereof, and “Conversion Shares” shall mean all such shares collectively.

“Current Period Unaudited Financials” shall have the meaning assigned to such term in Section 3.4(a).

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Disclosure Schedule” means, collectively, the Schedules attached to this Agreement by the Company modifying or qualifying the representations and warranties made by the Company in Article 3 hereof.

“Dollars” or “$” shall mean lawful money of the United States.

“Environment” shall mean ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.

“Environmental Law” shall mean any and all present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health, and any and all Environmental Permits.

“Environmental Permit” shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the Closing Date or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a)  any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the thirty (30) day notice period is waived by regulation); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by the Company or any of its Subsidiaries or any ERISA Affiliate thereof of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Company or any of its Subsidiaries or any ERISA Affiliate thereof from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by the Company or any of its Subsidiaries or any ERISA Affiliate thereof of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Company or any of its Subsidiaries or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Plan; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to the Company or any of its Subsidiaries.

“Event of Default” shall have the meaning assigned to such term in Section 8.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive Order” shall have the meaning assigned to such term in Section 3.22.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“Financing Documents” shall mean, collectively, this Agreement, the Notes, the Registration Rights Agreement, and all certificates, instruments, financial and other statements and other documents made or delivered in connection herewith and therewith.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

“Hazardous Materials” shall mean the following:  hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Immediate Family Member”, with respect to a natural person, shall mean any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and any other person (other than a tenant or employee) sharing the household of such person.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms); (f) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and (j) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.  The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

“Information” shall have the meaning assigned to such term in Section 11.11.

“Intellectual Property” shall have the meaning assigned to such term in Section 3.6.

“Interest Payment Date” shall have the meaning assigned to such term in Exhibit A hereto.

“Issuer Indemnitee” shall have the meaning assigned to such term in Section 11.3(c).

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, results of operations, prospects or condition, financial or otherwise, or material agreements of, (x) as such term is used in Article 6, the Company on a stand-alone basis, and (y) as such term is used elsewhere in this Agreement, the Company and its Subsidiaries, taken as a whole; (b) material impairment of the ability of the Company to fully and timely perform any of its obligations under any Financing Document; or (c) material impairment of the rights of or benefits or remedies available to the Purchasers or any Noteholder under any Financing Document, taken as a whole.

“Material Indebtedness” shall mean any Indebtedness (other than the Notes) of the Company in an outstanding principal amount exceeding $3,000,000.  For purposes of determining Material Indebtedness, the “principal amount” in respect of any Hedging Obligations of any person at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if the related Hedging Agreement were terminated at such time.

“Maturity,” when used with respect to any Note, shall mean the date on which the principal of such Note or portion thereof becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which the Company or any of its Subsidiaries or any ERISA Affiliate thereof is then making or accruing an obligation to make contributions; (b) to which the Company or any of its Subsidiaries or any ERISA Affiliate thereof has within the preceding five plan years made contributions; or (c) with respect to which the Company or any of its Subsidiaries could incur liability.

“Noteholder” shall mean a person in whose name a Note is registered on the Security Register.

“Note” and “Notes” shall have the meanings assigned to such terms in the recitals hereto.

“Obligations” shall mean (a) obligations of the Company from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company under this Agreement and the other Financing Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company under or pursuant to this Agreement and the other Financing Documents.

“OFAC” shall have the meaning assigned to such term in Section 3.22.

“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation, articles of incorporation or charter and bylaws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

“outstanding,” when used with respect to the Notes, shall mean, as of the date of determination, all Notes theretofore executed and delivered under this Agreement, except:

(a)                                 Notes theretofore cancelled by the Company or delivered to the Company for cancellation;

(b)                                 Notes for whose payment money in the necessary amount has been theretofore set aside by the Company with a third party in trust for the Noteholders; and

(c)                                  Notes which have been paid pursuant to Section 9.11 or in exchange for or in lieu of which other Notes have been executed and delivered pursuant to this Agreement, other than any such Notes in respect of which there shall have been presented to the Company proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Noteholders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding.  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the reasonable satisfaction of the Required Holders the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Liens” shall have the meaning assigned to such term in Section 7.2.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by the Company or any of its Subsidiaries or any ERISA Affiliate thereof or with respect to which the Company or any of its Subsidiaries could incur liability (including under Section 4069 of ERISA).

“Predecessor Note” of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note.

“preferred stock” shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Purchase Price” shall have the meaning assigned to such term in Section 2.2.

“Purchaser Indemnitee” shall have the meaning assigned to such term in Section 11.3(b).

“Purchasers” shall have the meaning assigned to such term in the preamble hereto.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Regular Record Date” has the meaning set forth in Section 9.5.

“Related Parties” shall mean, with respect to any person, such person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such person and of such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Required Holders” shall mean, as of any date of determination, Noteholders holding 66 2/3% of the aggregate unpaid principal balance of all outstanding Notes.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate, monitor or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

“sale” shall have the meaning assigned to such term in Section 9.7.

“SEC Reports” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 12, 2013, the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 30, 2012, for its 2012 Annual Meeting of Stockholders, and any Current Reports on Form 8-K filed by the Company with the Commission since December 31, 2012, together in each case with any documents incorporated by reference therein.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Register” shall have the meaning assigned to such term in Section 9.6.

“Senior Indebtedness” shall have the meaning assigned to such term in Section 7.1

“Stated Maturity Date” shall have the meaning assigned to such term in Exhibit A hereto.

“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more Subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more Subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more Subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more Subsidiaries of the parent.  Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Company.

“Tax Returns” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Financing Documents executed and delivered on the Closing Date, including (a) the execution, delivery and performance of such Financing Documents and the issuance of the Notes in connection therewith; and (b) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“United States” shall mean the United States of America.

“USA PATRIOT Act” shall have the meaning assigned to such term in Section 3.22.

“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.2                                          Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any Financing Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.3                                          Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by the Company and the Required Holders.

SECTION 1.4                                          Resolution of Drafting Ambiguities.  The Company acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Financing Documents, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

ARTICLE 2

AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES

SECTION 2.1                                          Authorization of Issue.  As of the Closing Date, the Company has authorized the issue and sale of $20,000,000 in aggregate principal amount of the Notes, each Note to be in the form of Exhibit A hereto.

SECTION 2.2                                          Purchase and Sale.  On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell to each Purchaser, and each Purchaser, acting severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Notes as set forth in Schedule A hereto opposite the name of such Purchaser at 100% of the principal amount thereof (the “Purchase Price”).

SECTION 2.3                                          Closing.  The purchase and sale of, payment for and delivery of the Notes pursuant to this Agreement shall occur at the offices of The Busch Firm, 2532 DuPont Drive, Irvine, California 92612, at 9:00 a.m., California time, on [                ], 2013, or such other time as shall be agreed upon by the Purchasers and the Company (such date of payment and delivery being herein called the “Closing Date”).  On the Closing Date, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser on the Closing Date against payment by such Purchaser to the Company by wire transfer in immediately available funds of the applicable portion of the Purchase Price to be paid by such Purchaser therefor to such bank account or accounts as the Company may request in writing at least two Business Days prior to the Closing Date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby represents and warrants to each Purchaser as of the date hereof and as of the Closing Date that, except as qualified or otherwise disclosed in the Disclosure Schedule hereto:

SECTION 3.1                                          Organization; Powers.  The Company (a) is duly incorporated and validly existing under the laws of Maryland, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Except as described in Schedule 3.1 hereto, there is no existing default under any Organizational Document of the Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

SECTION 3.2                                          Authorization; Enforceability; Valid Issuance.  The Transactions to be entered into by the Company are within the Company’s powers and have been duly authorized by all necessary action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes, and each other Financing Document, when executed and delivered by the Company, will constitute, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  Upon issuance in accordance with and pursuant to the terms of this Agreement, all of the Notes will be validly issued, fully paid and non-assessable.

SECTION 3.3                                          No Conflicts.  The consummation of the Transactions by the Company (a) does not require any consent or approval of, registration or filing with (other than the filing of one or more registration statements with the Commission in accordance with the requirements of the Registration Rights Agreement, the filing of a Form D with the Commission , the filing with the Commission of a Form 8-K relating to the entry into this Agreement, and any other filings as may be required by any state securities agency), or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, and (ii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of the Company, (c) will not violate any material Requirement of Law, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon the Company or its property, or give rise to a right thereunder to require any payment to be made by the Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of the Company, except Permitted Liens.  The issuance of the Notes and the Conversion Shares and the reservation for issuance of the Conversion Shares will not result in the violation of any material rule, regulation or requirement of the NYSE MKT, and, assuming the accuracy of the representations of the Purchasers set forth in Sections 4.14 and 4.15, are not subject to the shareholder approval requirements set forth in Section 713 of the NYSE MKT LLC Company Guide.

SECTION 3.4                                          Financial Statements.

(a)                                 Financial Statements.  The Company has heretofore delivered to the Purchasers or their representatives the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company (i) as of and for the fiscal years ended December 31, 2010, 2011 and 2012, audited by and accompanied by the unqualified opinion of Squar, Milner, Peterson, Miranda & Williamson, LLP, independent public accountants, and (ii) in the form attached hereto as Schedule 3.4(a), as of and for the three (3) month period ended March 31, 2013 and for the comparable period of the preceding fiscal year (the “Current Period Unaudited Financials”).  Such financial statements and all financial statements delivered pursuant to Section 6.1(a) and (b) have been or will be, as applicable, prepared in accordance with GAAP and present fairly and accurately the consolidated financial condition and consolidated results of operations and cash flows of the Company as of the dates and for the periods to which they relate, subject, in the case of such interim statements, to the absence of footnotes, normal year-end adjustments and presentation in condensed format omitting certain line items required by GAAP.

(b)                                 No Liabilities.  Except as set forth in the financial statements referred to in Section 3.4(a), there are no material liabilities of the Company or any of its Subsidiaries of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, as of the respective dates thereof, which would be required to be disclosed under GAAP and are not so disclosed.

(c)                                  Off-Balance Sheet Arrangements.  There is no transaction, arrangement or other relationship between the Company or its Subsidiaries and an unconsolidated or off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

SECTION 3.5                                          Properties.

(a)                                 Generally.  The Company and its Subsidiaries have good title to, or valid leasehold interests in, all the property material to their business, free and clear of all Liens except for Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with their ability to conduct their business as currently conducted or to utilize such property for its intended purpose.  The property of the Company and its Subsidiaries, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) is sufficient for the business and operations of the Company and its Subsidiaries as presently conducted.

(b)                                 Real Property.  The Company and its Subsidiaries own no fee interest in Real Property.

(c)                                  No Casualty Event.  Neither the Company nor any Subsidiary has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property that could reasonably be expected to result in a Material Adverse Effect.

(d)                                 Right to Use Property.  The Company and its Subsidiaries own or have rights to use all of the property used in, necessary for or material to its business as currently conducted.  The use by the Company and its Subsidiaries of such property and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  No claim has been made and remains outstanding that any use by the Company and its Subsidiaries of any property does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.6                                          Intellectual Property.  The Company and its Subsidiaries own, or are licensed to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of their business as currently conducted (the “Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim, except for such claims that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The use of such Intellectual Property by the Company and its Subsidiaries does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.7                                          Capitalization; Subsidiaries.

(a)                                 Capitalization.  After giving effect to the Transactions, the authorized Equity Interests of the Company consist solely of 200,000,000 shares of Common Stock, of which 8,662,074 shares will be issued and outstanding, and 10,000,000 shares of its preferred stock, of which 2,070,678 shares will be issued and outstanding.  The material powers, preferences, privileges, rights, qualifications and limitations of the Company’s outstanding preferred stock, including its trust preferred stock, are as described in the SEC Reports.  No shares of any class of Equity Interests of the Company are held by the Company in its treasury or by its Subsidiaries.  The SEC Reports, as updated by Schedule 3.7(a) hereto, set forth all Equity Interests of the Company as of the Closing Date and, other than as reflected on such schedule, the Company has not since December 31, 2012 (i) issued any shares of any class of its Equity Interests or (ii) split, combined or reclassified any of its shares of any class of its Equity Interests.  All the issued and outstanding Equity Interests (including all shares of Common Stock to be issued upon conversion of the Notes) of the Company and its Subsidiaries have been duly authorized and are (or in the case of Common Stock issued upon conversion of the Notes, will be) validly issued, fully paid and non-assessable and are (or in the case of Common Stock issued upon conversion of the Notes, will be) free of preemptive rights.  The Company has duly reserved for issuance a sufficient number of shares of Common Stock for issuance upon conversion of the Notes at the initial Conversion Rate (as defined in Exhibit A hereto).  Except as set forth in the SEC Reports, as updated by Schedule 3.7(a) hereto, there are no securities of the Company or any of its Subsidiaries that are convertible into or exchangeable for Equity Interests of the Company or any of its Subsidiaries, and no options, warrants, calls, subscriptions, convertible securities, or other like rights, agreements or commitments which obligate the Company or any of its Subsidiaries.  There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Interests of the Company or any of its Subsidiaries and, except as set forth in the SEC Reports, as updated by Schedule 3.7(a) hereto, neither the Company nor any of its Subsidiaries has any awards or options outstanding under any stock option plans or agreements or any other outstanding stock-related awards.  Except as set forth in the SEC Reports, as updated by Schedule 3.7(a) hereto, as of the Closing Date, neither the Company nor any of its Subsidiaries has any obligation to issue, transfer or sell any Equity Interests of the Company or its Subsidiaries, other than pursuant to the exercise of options issued by the Company prior to the Closing Date or the requirements of the Financing Documents.  There will be no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries will be party with respect to the holding, voting or disposing of Equity Interests of the Company or any of its Subsidiaries.  After the Closing Date, neither the Company nor any of its Subsidiaries will have any outstanding bonds, debentures, notes or similar obligations or securities that entitle the holders thereof to vote with the stockholders of the Company or any of its Subsidiaries on any matter or (other than the Notes) which are convertible into or exercisable for securities having such a right to vote.

(b)                                 Nature of Subsidiaries of the Company.  Except as set forth on Schedule 3.7(b) hereto, the Company has no Subsidiaries other than Integrated Real Estate Service Corporation, IMH Assets Corp., Impac Warehouse Lending Group, Inc., and Impac Funding Corporation, each of which is a Wholly Owned Subsidiary of the Company.

SECTION 3.8                                          Litigation; Compliance with Laws.  Except as set forth in the SEC Reports, as updated by Schedule 3.8 hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any business, property or rights of the Company or any of its Subsidiaries (i) that involve any Financing Document or any of the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary or any of its property has violated or is in violation of, nor will the continued operation of its property as currently conducted violate, any material Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or is in default with respect to any material Requirement of Law, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.9                                          Agreements.  Except as would not have a Material Adverse Effect, each contract or agreement to which the Company or any Subsidiary thereof is a party that is material to the business of the Company and its Subsidiaries taken as a whole is enforceable in accordance with its terms by the Company or such Subsidiary, except as such enforceability may be limited by (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief, and other equitable remedies.  Except as set forth in the SEC Reports, as updated by Schedule 3.9 hereto, neither the Company nor any Subsidiary is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.

SECTION 3.10                                   Absence of Changes.  Except as set forth in the SEC Reports, as updated by Schedule 3.10 hereto, since December 31, 2012, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course consistent with past practices, and there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11                                   Investment Company Act.  Neither the Company nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.12                                   Use of Proceeds.  The Company will use the proceeds from the sale of the Notes exclusively in connection with the general corporate purposes of the Company and in conformity with all applicable Requirements of Law.

SECTION 3.13                                   Taxes.  Each of the Company and its Subsidiaries has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes due and payable, collectible or remittable by it as reflected on such Tax Returns and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary has set aside on its books adequate reserves in accordance with GAAP and (ii) which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.  The Company believes that it and its Subsidiaries have each made adequate provision in accordance with GAAP for all Taxes not yet due and payable.  Neither the Company nor any of its Subsidiaries is aware of any proposed or pending tax assessments, deficiencies or audits against it.  Neither the Company nor any of its Subsidiaries has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6111(c), Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code, or has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4.  No waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Company or any of its Subsidiaries for any open tax year.  Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return containing any member other than the Company and its Subsidiaries.  No closing agreements, private letter rulings, technical advance memoranda or similar agreements or rulings have been entered into or, to the knowledge of the Company, issued by any taxing authority with respect to the Company or any of its Subsidiaries, except for those that were determined favorably to the taxpayer, or resulted in adverse consequences immaterial to the taxpayer.  Neither the Company nor any of its Subsidiaries or any predecessors to any of such entities has made any consent under Section 341 of the Code with respect to the Company or any such Subsidiary.

SECTION 3.14                                   Disclosure.  Neither the Company nor any other Person acting on its behalf has provided to any of the Purchasers or their agents or counsel any information that constitutes or could reasonably be expected to constitute material nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Financing Documents, and the Current Period Unaudited Financials as required by Section 3.4(a).

SECTION 3.15                                   Labor Matters.  As of the Closing Date, there are no strikes, lock-outs or slowdowns against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened.  The hours worked by and payments made to employees of the Company or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect.  All payments due from the Company or any of its Subsidiaries, or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary, as appropriate, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any of its Subsidiaries is bound.

SECTION 3.16                                   Employee Benefit Plans.  The Company and each of its Subsidiaries and their ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code (relating to employee benefit plans) and the regulations and published interpretations thereunder.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Company or any of its Subsidiaries or any of their ERISA Affiliates or the imposition of a Lien on any of the property of the Company or any of its Subsidiaries.  The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the property of all such underfunded Plans by an amount which could reasonably be expected to result in a Material Adverse Effect.  Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of the Company and each of its Subsidiaries and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.17                                   Environmental Matters.

(a)                                 Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i)                                     the Company and each of its Subsidiaries and their businesses, operations and Real Property are in material compliance with, and the Company and each of its Subsidiaries have no liability under, any applicable Environmental Law; and under the currently effective business plan of the Company and each of its Subsidiaries, no expenditures or operational adjustments will be required in order to comply with applicable Environmental Laws during the next five years;

(ii)                                  the Company and each of its Subsidiaries have obtained all material Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, all such Environmental Permits are valid and in good standing and, under the currently effective business plan of the Company and each of its Subsidiaries, no expenditures or operational adjustments will be required in order to renew or modify such Environmental Permits during the next five years;

(iii)                               There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Company or any of its Subsidiaries or, to the Company’s knowledge, their predecessors in interest that could reasonably be expected to result in liability to the Company or any of its Subsidiaries under any applicable Environmental Law;

(iv)                              There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or relating to the Real Property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries or their predecessors in interest or relating to the operations of the Company or any of its Subsidiaries, and there are no actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of such an Environmental Claim; and

(v)                                 No person with an indemnity or contribution obligation to the Company or any of its Subsidiaries relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

(b)

(i)                                     Neither the Company nor any of its Subsidiaries is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and neither the Company nor any of its Subsidiaries is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location;

(ii)                                  No Real Property or facility owned, operated or leased by the Company or any of its Subsidiaries and, to the knowledge of the Company, no Real Property or facility formerly owned, operated or leased by the Company or any of its Subsidiaries or any of their predecessors in interest is (A) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (B) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (C) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

(iii)                               No Lien has been recorded or, to the knowledge of the Company, threatened under any Environmental Law with respect to any Real Property or other assets of the Company or any of its Subsidiaries;

(iv)                              The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law; and

(v)                                 the Company and each of its Subsidiaries have made available to the Purchasers all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Company and each of its Subsidiaries concerning compliance with or liability under Environmental Law, including those concerning the actual or suspected existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Company or any of its Subsidiaries.

SECTION 3.18                                   Insurance.  All insurance maintained by the Company and each of its Subsidiaries is in full force and effect, all premiums have been duly paid, and neither the Company nor any Subsidiary has received notice of violation or cancellation thereof, and there exists no default under any of the underlying insurance policies that could reasonably be expected to result in a Material Adverse Effect.  Each of the Company and its Subsidiaries has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

SECTION 3.19                                   Transactions with Affiliates.  Except as set forth in the SEC Reports, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee or any corporation, partnership, trust or other person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

SECTION 3.20                                   SEC Reports.  The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the Commission since January 1, 2010. The information contained or incorporated by reference in the SEC Reports was true and correct in all material respects as of the respective dates of the filing thereof with the Commission (or if amended or suspended by a filing prior to the date of this Agreement, then as of the date of such filing), and, as of such respective dates (or if amended or suspended by a filing prior to the date of this Agreement, then as of the date of such filing), the SEC Reports did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the SEC Reports, as of their respective dates (or if amended or suspended by a filing prior to the date of this Agreement, then as of the date of such filing), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

SECTION 3.21                                   NYSE MKT.  Shares of the Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NYSE MKT, and there is no action pending to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from the NYSE MKT, nor has the Company received any notification that the Commission or the NYSE MKT is currently contemplating terminating such registration or listing.

SECTION 3.22                                   Anti-Terrorism Law.

(a)                                 Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their Affiliates is in violation of any Requirement of Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA PATRIOT Act”).

(b)                                 Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any Affiliate or broker or other agent of the Company or any of its Subsidiaries acting or benefiting in any capacity in connection with the issuance of the Notes is any of the following:

(i)                                     a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)                                  a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)                               a person with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)                              a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)                                 a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c)                                  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any broker or other agent of the Company or any of its Subsidiaries acting in any capacity in connection with the issuance and sale of the Notes (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 3.23                                   Net Operating Loss Carryforwards.  As disclosed in Footnote 17 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the Commission, the Company had the benefit, as of such date, of estimated federal and California net operating loss carryforwards in the approximate respective amounts of $489.4 million and $419.0 million.  The actual amount of the Company’s federal and California net operating loss carryforwards as of the Closing Date will not be materially different from those respective estimated amounts as of December 31, 2012.  Subject to the accuracy of the representations made by the Purchasers in Sections 4.14 and 4.15 hereof, the consummation of the Transactions, including, without limitation, the issuance of the Notes on the Closing Date, and the issuance of Conversion Shares subsequently to the Closing, will not result in any limitations on the Company’s ability to utilize such net operating loss carryforwards or in any reductions in the amount thereof pursuant to the Code, including Section 382 thereof, and the regulations promulgated by the Department of Treasury thereunder, or any corresponding provisions of the California Revenue and Taxation Code.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser, acting severally, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date that:

SECTION 4.1                                          Risks of Investment.  Such Purchaser recognizes that the purchase of the Notes involves a high degree of risk in that an investor could sustain the loss of its entire investment and the Company is and will be subject to numerous other risks and uncertainties, including, without limitation, significant and material risks relating to the Company’s business and the industries, markets and geographic regions in which the Company competes, all as more fully set forth herein and in the SEC Reports.

SECTION 4.2                                          Accredited Investor Status.  Such Purchaser is an Accredited Investor and is able to bear the economic risk of an investment in the Notes.

SECTION 4.3                                          Investment Experience.  Such Purchaser has prior investment experience, including without, limitation, investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to it and to all other prospective investors in the Notes and to evaluate the merits and risks of such an investment on its behalf, and it recognizes the highly speculative nature of this investment.

SECTION 4.4                                          Access to Information.  Such Purchaser has been furnished or given access by the Company with or to all information regarding the Company and its financial condition and results of operations which it had requested or desired to know in connection with the Transactions; all documents requested by such Purchaser which could be reasonably provided have been made available for its inspection and review; it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the Transactions, and has received any additional information which it had requested in that connection.  Such Purchaser has not seen or received any advertisement or general solicitation with respect to the sale of any of the securities of the Company, including, without limitation, the Notes.

SECTION 4.5                                          Investment Intent; Resales.  Such Purchaser acknowledges that the offering of the Notes has not been reviewed or approved by the Commission because the offering is intended to be a nonpublic offering pursuant to Section 4(2) of the Securities Act.  The Notes purchased by such Purchaser are being purchased for its own account, for investment and not for distribution or resale to others.  Such Purchaser understands that it may not sell or otherwise transfer any of the Notes or Conversion Shares unless they are registered under the Securities Act or unless an exemption from such registration is available and, if required by Section 9.7, the Company receives an opinion from counsel reasonably satisfactory to the Company confirming that an exemption from such registration is available for such sale or transfer.

SECTION 4.6                                          Consequences of Intent to Distribute.  Such Purchaser understands that the Notes and the Conversion Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon such Purchaser’s investment intention.  Such Purchaser realizes that, in the view of the Commission, a purchase by such Purchaser now with the intention to distribute would represent a purchase with an intention inconsistent with such Purchaser’s representation to the Company in Section 4.5, and the Commission might regard such a distribution as a deferred sale for which such claimed exemption is not available.

SECTION 4.7                                          Rule 144.  Such Purchaser understands that Rule 144 promulgated under the Securities Act requires, among other conditions, at least a six (6) month holding period prior to the resale (in limited amounts, if the reseller is an “affiliate” of the Company) of securities acquired in a non-public offering, such as the offering of the Notes and the Conversion Shares as contemplated by this Agreement, without having to satisfy the registration requirements under the Securities Act.  Except as specifically set forth herein or in any other Financing Document, such Purchaser understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Exchange Act, or its dissemination to the public of any current financial or other information concerning the Company, as is required by Rule 144 as one of the conditions of its availability.

SECTION 4.8                                          Broker-Dealer Status.  Such Purchaser acknowledges that if the Purchaser is a Registered Representative of a Financial Industry Regulatory Authority (“FINRA”) member firm, it must give such firm the notice required by the FINRA Conduct Rules, or any applicable successor rules of the FINRA, receipt of which must be acknowledged by such firm on the signature page hereof.  Such Purchaser shall also notify the Company if the Purchaser or any affiliate of the Purchaser is a registered broker-dealer with the Commission, in which case the Purchaser represents that the Purchaser is purchasing the Notes in the ordinary course of business and, at the time of purchase of the Notes, has no agreements or understandings, directly or indirectly, with any person to distribute the Notes or any portion thereof.

SECTION 4.9                                          Reliance on Specified Information.  Except as set forth in this Agreement (including the Disclosure Schedule) and the other Financing Documents, no representations or warranties have been made to such Purchaser by either the Company or any of its agents, employees or affiliates, and in entering into the Transactions, such Purchaser is not relying on any information, other than as contained in this Agreement (including the Disclosure Schedule) and the other Financing Documents, in the SEC Reports and the results of independent investigation by such Purchaser.

SECTION 4.10                                   Entity Purchaser.  If such Purchaser is a partnership, corporation, trust or other entity, such Purchaser: (i) was not formed for the purpose of investing in the Company; (ii) is authorized and otherwise duly qualified to purchase and hold the Notes and the Conversion Shares; and (iii) this Agreement and each other Financing Document to which such Purchaser is to be a party has been duly authorized and this Agreement has been duly executed and delivered by such Purchaser and constitutes, and each other Financing Document to which such Purchaser is to be a party, when executed and delivered by such Purchaser, will constitute, a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.11                                   Consent to Reliance on Representations.  Such Purchaser understands and acknowledges that (i) the Notes and the Conversion Shares are being offered and sold to such Purchaser without registration under the Securities Act in a private placement that is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations of such Purchaser, and such Purchaser hereby consents to such reliance.

SECTION 4.12                                   No Conflict.  The consummation of the Transactions by such Purchaser (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority applicable to such Purchaser, except such as have been obtained or made and are in full force and effect, (b) if such Purchaser is an entity, will not violate the Organizational Documents of such Purchaser, (c) will not violate any material Requirement of Law applicable to such Purchaser and (d) will not result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon such Purchaser or its property, or give rise to a right thereunder to require any payment to be made by such Purchaser.

SECTION 4.13                                   Anti-Terrorism.

(a)                                 Neither such Purchaser nor, to the knowledge of such Purchaser, any of its Affiliates, is in violation of any Anti-Terrorism Laws, the Executive Order or the USA Patriot Act.

(b)                                 Neither such Purchaser nor, to the knowledge of such Purchaser, any Affiliate or broker or other agent of such Purchaser acting or benefiting in any capacity in connection with the issuance of the Notes is any of the following:

(i)                                     a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)                                  a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)                               a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(iv)                              a person that is named as a “specially designated national and blocked person” on the most current list of published by OFAC at its official website or any replacement website or other replacement official publication of such list.

(c)                                  Neither such Purchaser nor any of its Subsidiaries nor, to the knowledge of such Purchaser, any broker or other agent of such Purchaser acting in any capacity in connection with the issuance and sale of the Notes (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 4.14                                   Pre-Closing Holdings of the Common Stock.  The number of shares of Common Stock beneficially owned by such Purchaser (as determined in accordance with Rule 13d-3 promulgated under the Exchange Act) immediately prior to the Closing, when added to the number resulting from dividing (x) the original principal balance of the Note(s) issuable to such Purchaser pursuant to the terms of this Agreement by (y) $10.875, results in a number that is less than 20% of the total number of shares of Common Stock outstanding immediately prior to the Closing (based on the number of such shares referenced in Section 3.7).

SECTION 4.15                                   Absence of Voting Agreements.  Such Purchaser is not party to, nor is it contemplated that it will be party to, any voting trust agreement or other contract, agreement, arrangement, commitment, or understanding which does or would affect or relate to the voting or giving of written consents by such Purchaser with respect to, or the disposition, acquisition or holding by such Purchaser of, the Company’s securities; and no person holds or has the right to receive any proxy or similar instrument with respect to the Company’s securities beneficially owned by such Purchaser.

ARTICLE 5

CONDITIONS TO PURCHASERS’ OBLIGATIONS; TERMINATION OF AGREEMENT

SECTION 5.1                                          Closing Date Conditions.  The obligation of the Purchasers to purchase the Notes to be purchased on the Closing Date is subject to the prior or concurrent satisfaction of each of the conditions set forth in this Section 5.1, except to the extent waived in writing by the Purchasers:

(a)                                 Officers’ Certificate.  The Purchasers shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company, confirming compliance with the condition precedent set forth in Section 5.1(e).

(b)                                 Financial Statements.  The Purchasers shall have received and shall be satisfied with the form and substance of the financial statements described in Section 3.4.

(c)                                  Opinion of Counsel.  The Purchasers shall have received a favorable written opinion of K&L Gates, LLP, counsel for the Company, as to such matters under California law, Maryland corporate law and U.S. federal law relating to the Financing Documents and the Transactions as are set forth on Exhibit I attached hereto.

(d)                                 Litigation.  There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could reasonably be expected to materially and adversely affect the ability of the Company to fully and timely perform its obligations under the Financing Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

(e)                                  Representations and Warranties.  Each of the representations and warranties made by the Company in Article 3 hereof or in any other Financing Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(f)                                   No Legal Bar.  No order, judgment or decree of any Governmental Authority shall purport to restrain any Purchaser from purchasing the Notes.  No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the issuance of the Notes hereunder.  There shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

(g)                                  Absence of Material Adverse Effect.  Since December 31, 2012, there shall have occurred no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

(h)                                 Due Diligence.  The Purchasers shall have completed their business, financial, accounting, legal, regulatory and intellectual property due diligence review of the Company and its Subsidiaries and other matters relevant to the Transactions and such due diligence review shall have been completed to the satisfaction of the Purchasers in their sole discretion.

(i)                                     Simultaneous Purchase.  Each of the Purchasers shall have simultaneously purchased the Notes to be purchased by such Purchaser pursuant to the terms of this Agreement.

SECTION 5.2                                          Termination of Agreement.  This Agreement may be terminated upon one (1) Business Day’s prior written notice by either the Company or any of the Purchasers given to the other parties hereto at any time after May 15, 2013 that the sale and purchase of the Notes has for any reason not been consummated. In the event of such termination, this Agreement shall be abandoned by the parties without any further liability or further obligation hereunder to any other party to this Agreement, except as and to the extent otherwise expressly stated herein.

ARTICLE 6

AFFIRMATIVE COVENANTS

The Company hereby warrants, covenants and agrees with each Purchaser and each Noteholder that from the Closing Date, until the principal amounts of all Notes, and all interest and other Obligations in respect thereof, shall have been paid in full, or until the Notes shall have been converted in full, the Company will:

SECTION 6.1                                          Financial Statements, Reports, etc.

(a)                                 Annual Reports.  Furnish to each Noteholder, as soon as available and in any event within 90 days (or such earlier date on which the Company is required to file a Form 10-K under the Exchange Act) after the end of each fiscal year, beginning with the fiscal year ending December 31, 2013, the consolidated and consolidating balance sheet of the Company as of the end of such fiscal year and related consolidated and consolidating statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and the notes thereto, all prepared in accordance with GAAP and, in the case of the consolidated financial statement, accompanied by an opinion of Squar, Milner, Peterson, Miranda & Williamson, LLP, or other independent public accountants of recognized national standing, stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods specified in accordance with GAAP; provided, however, that if the Company is then subject to the reporting requirements under Section 13 or Section 15(d) of the Exchange Act, then the requirements of this Section 6.1(a) shall be deemed satisfied by the filing of such report with the Commission.  The consolidating balance sheet and statements of income, stockholders’ equity and cash flows required by this paragraph may be in the form contained in the notes to the financial statements included in the Company’ Form 10-K; and

(b)                                 Quarterly Reports.  Furnish to each Noteholder, as soon as available and in any event within 45 days (or such earlier date on which the Company is required to file a Form 10-Q under the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2013, the consolidated and consolidating balance sheet of the Company as of the end of such fiscal quarter and related consolidated and consolidating statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, all prepared in accordance with GAAP; provided, however, that if the Company is then subject to the reporting requirements under Section 13 or Section 15(d) of the Exchange Act, then the requirements of this Section 6.1(b) shall be deemed satisfied by the filing of such report with the Commission.  The consolidating balance sheet and statements of income and cash flows required by this paragraph may be in the form contained in the notes to the financial statements included in the Company’ Form 10-Q.

SECTION 6.2                                          Default Notice.  Furnish to each Noteholder written notice of any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto, promptly after it becomes known to a Responsible Officer of the Company (and, in any event, within five (5) Business Days after it so becomes known).

SECTION 6.3                                          Existence; Businesses and Properties.

(a)                                 Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and do or cause to be done all things reasonably necessary for the Company to remain a publicly traded company required to file reports pursuant to Section 13 and Section 15(d) of the Exchange Act and for the Common Stock to continue to be listed on the NYSE MKT or to be listed on another U.S. national securities exchange.

(b)                                 Do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable material Requirements of Law (including any and all zoning, or building laws, ordinances, codes or approvals, Environmental Law or any building permits or any restrictions of record or agreements affecting its Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all Leases and all Financing Documents; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 6.3(b) shall prevent (i) the withdrawal by the Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (ii) the abandonment by the Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that it reasonably determines are not useful to its business or no longer commercially desirable.

SECTION 6.4                                          Insurance.  Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies of the same or similar size in the same or similar businesses operating in the same or similar locations, including insurance with respect to such properties as are material to the business of the Company against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses of the same size operating in the same or similar locations.

SECTION 6.5                                          Obligations and Taxes.

(a)                                 Payment of Obligations.  Pay its Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (x) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and (y) the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Filing of Returns.  Timely (subject to permitted extensions) and correctly file all material Tax Returns required to be filed by it and withhold, collect and remit all Taxes that it is required to collect, withhold or remit as reflected on such Tax Returns.

(c)                                  Tax Shelter Reporting.  In the event that it determines to take any action inconsistent with its present intention not to treat the Notes as being a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, promptly notify the Noteholders thereof.

SECTION 6.6                                          Maintaining Records; Access to Properties and Inspections.  Keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP and all material Requirements of Law are made of all material dealings and transactions in relation to its business and activities and permit any representatives designated by any Noteholder to visit, audit and inspect its financial records and property, at reasonable times and as often as reasonably requested (but in no event, more than once in a twelve month period if no Default or Event of Default shall have occurred) and to make extracts from and copies of such financial records, and permit any representatives designated by the Noteholders to discuss its affairs, finances, accounts and condition with its officers and employees and advisors (including independent accountants).

SECTION 6.7                                          Use of Proceeds.  Use the proceeds from the sale of the Notes only for the purposes set forth in Section 3.12.

SECTION 6.8                                          Payment of Principal, Premium and Interest.  Duly and punctually pay the principal of (and premium, if any, on) and all interest on the Notes and all other fees, costs and expenses owed hereunder in accordance with the terms of the Notes and this Agreement, and pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and interest on overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 6.9                                          Reservation for Issuance of Conversion Shares; Listing of Conversion Shares.  Take all actions necessary to at all times have authorized, and reserved for issuance pursuant to the terms of the Financing Documents, the number of shares of Common Stock issuable upon full conversion of all of the Notes at a conversion price equal to the Conversion Price (as defined in Exhibit A hereto), and take all actions necessary to promptly cause all of the Conversion Shares to be listed on the NYSE MKT (or other U.S. national securities exchange subsequently serving as the principal trading market for shares of the Common Stock), and to maintain such listing.

ARTICLE 7

NEGATIVE COVENANTS

The Company hereby warrants, covenants and agrees with each Purchaser and each Noteholder that, from the Closing Date, until the principal amount of all Notes, and all interest and other Obligations in respect thereof, shall have been paid in full, or until the Notes shall have been converted in full, the Company will not:

SECTION 7.1                                          Indebtedness.  Incur, issue, create, assume or permit to exist, directly or indirectly, any Indebtedness, other than Senior Indebtedness, that is not expressly subordinated to the Notes.

The term “Senior Indebtedness” shall mean:

(a)                                 All obligations of the Company, whether outstanding on the date hereof or thereafter incurred, in respect of borrowed money from a national or regional bank or other financial institution, whether pursuant to a line of credit, warehouse facility, repurchase facility or otherwise;

(b)                                 All other Indebtedness of the Company outstanding on the Closing Date and (x) described in the SEC Reports, (y) reflected in the financial statements included in the SEC Reports or in the Current Period Unaudited Financials, or (z) listed on Schedule 7.1(b) hereto;

(c)                                  Indebtedness of the Company under Hedging Obligations with respect to interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes;

(d)                                 Indebtedness of the Company in respect of Purchase Money Obligations and Capital Lease Obligations (including, without limitation, Purchase Money Obligations and Capital Lease Obligations in existence on the Closing Date or set forth in Schedule 7.1(b) hereto);

(e)                                  Indebtedness of the Company in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of the Company in the ordinary course of business;

(f)                                   Contingent Obligations of the Company in respect of Indebtedness otherwise permitted under this Section 7.1;

(g)                                  Indebtedness of the Company arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(h)                                 any other Indebtedness of the Company which the Company and the Required Holders may from time to time expressly and specifically agree in writing shall constitute Senior Indebtedness; and

(i)                                     all deferrals, renewals, extensions, refundings, replacements, refinancings and restructuring of and amendments, modification and supplements to (provided that, with respect to any Senior Indebtedness described in clauses (b) and (h) above, in each of the foregoing cases the Indebtedness so incurred shall be on terms substantially similar to the terms applicable to the Senior Indebtedness to which it relates), or guarantees of, any Senior Indebtedness described above.

Nothing in this Section 7.1 shall in any way limit the ability of the Company to incur Indebtedness subordinate to the Notes, including, but not limited to, junior debt financing, provided that the agreements, documents and instruments evidencing such obligations expressly acknowledge such subordination.

SECTION 7.2                                          Liens.  Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except Liens securing Senior Indebtedness described in Section 7.1(a) and the following (collectively, the “Permitted Liens”):

(a)                                 inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(b)                                 Liens in respect of property of the Company imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Company and do not materially impair the use thereof in the operation of the business of the Company, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(c)                                  any Lien in existence on the Closing Date and set forth on Schedule 7.2(c) hereto and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date and (ii) does not encumber any property other than the property subject thereto on the Closing Date;

(d)                                 easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Company at such Real Property;

(e)                                  Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(f)                                   Liens (other than any Lien imposed by ERISA) (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings or orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (ii) to the extent such Liens are not imposed by Requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents, and (iii) the aggregate amount of deposits at any time pursuant to clause (y) and clause (z) of this paragraph (f) shall not exceed $100,000 in the aggregate;

(g)                                  Leases as lessor of the properties of the Company, in each case entered into in the ordinary course of its business so long as such Leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Company, or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(h)                                 Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company in the ordinary course of business in accordance with the past practices of the Company;

(i)                                     Liens securing Purchase Money Obligations or Capital Lease Obligations; provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of the Company;

(j)            bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(k)           Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with the Company to the extent not prohibited by the terms of this Agreement (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than such existing Liens;

(l)            licenses of Intellectual Property granted by the Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company;

(m)          the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods; and

(n)           Liens otherwise incurred in the ordinary course of business of the Company consistent with past practice.

SECTION 7.3                      Prepayments of Other Indebtedness; Modifications of Documents Governing Material Indebtedness.  Directly or indirectly:

(a)           make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness (other than the Indebtedness represented by the Obligations); or

(b)           amend or modify, or permit the amendment or modification of, any provision of any document governing any Material Indebtedness in any manner that is adverse in any material respect to the interests of the Noteholders.

SECTION 7.4                      Business.  Engage (directly or indirectly) in any business other than those businesses in which the Company is engaged on the Closing Date (or, in the good faith judgment of the Board of Directors of the Company, which are substantially related thereto or are reasonable extensions thereof).

SECTION 7.5                      Fiscal Year.  Change its fiscal year-end to a date other than December 31.

SECTION 7.6                      Stay, Extension and Usury Laws.  Plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under the Notes or this Agreement, and the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Noteholders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 7.7                      No Integration.  Make any offer or sale of securities of any class of the Company if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of the sale of the Notes to the Purchasers) any applicable exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or otherwise.

ARTICLE 8

EVENTS OF DEFAULT

SECTION 8.1                      Events of Default.  Upon the occurrence and during the continuance of the following events (“Events of Default”):

(a)           default shall be made in the payment of any principal on any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for repurchase thereof or by acceleration thereof or otherwise;

(b)           default shall be made in the payment of any interest on any Note or any fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Financing Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of two (2) Business Days;

(c)           any representation or warranty made or deemed made in or in connection with any Financing Document, shall prove to have been false or misleading in any material respect when so made or deemed made;

(d)           default shall be made in the due observance or performance by the Company of the covenant contained in Section 6.2;

(e)           default shall be made in the due observance or performance by the Company of any covenant, condition or agreement contained in this Agreement or any other Financing Document (other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of thirty (30) days after written notice thereof from any Noteholder to the Company;

(f)            there shall have occurred an event of default under the applicable documents, agreements or instruments that results in the acceleration of payment or redemption, as the case may be, of any Indebtedness, trust preferred stock or other preferred stock of or issued by the Company, if the effect thereof is to cause, or to permit the holder or holders of such Indebtedness or preferred stock or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness or preferred stock to become due prior to its stated maturity or become subject to a mandatory purchase offer by the Company; provided that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such defaulted obligations referred to herein exceeds $3,000,000 at any one time;

(g)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or of a substantial part of the property of the Company, under Title 11 of the U.S. Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property of the Company; or (iii) the winding-up or liquidation of the Company; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)           the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property of the Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;

(i)            one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $3,000,000 shall be rendered against the Company and the same shall remain undischarged, unvacated or unbonded for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of the Company to enforce any such judgment;

then, and in every such event (other than an event described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Required Holders may, by written notice to the Company, declare the Notes then outstanding to be immediately due and payable, and thereupon the principal of the Notes so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees, and all other Obligations of the Company accrued hereunder and under any other Financing Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Financing Document to the contrary notwithstanding; and, in any event described in paragraph (g) or (h) above, the principal of the Notes then outstanding, together with accrued interest thereon and any and all fees and all other Obligations of the Company accrued thereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Financing Document to the contrary notwithstanding.  Notwithstanding the foregoing, the right of any Noteholder to receive payment of principal of or interest on any Note held by such Noteholder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such repayment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Noteholder.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Required Holders, by written notice to the Company, may rescind and annul such declaration and its consequences if:

(a)           the Company has paid a sum sufficient to pay: (i) all overdue interest on all Notes; (ii) the principal of any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate borne by the Notes; and (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided therefor in the Notes; and

(b)           all Events of Default, other than the non-payment of the principal amount of Notes and interest thereon which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.2.

SECTION 8.2                      Waiver of Past Defaults.  The Required Holders may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences.  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; provided, however, that no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

ARTICLE 9

THE NOTES

SECTION 9.1                      Form and Execution.  The Notes shall be in the form of Exhibit A hereto.  The Notes shall be executed on behalf of the Company by its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries.  The signature of any of these officers on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

SECTION 9.2                      Terms of the Notes.  The terms of the Notes shall be as set forth in Exhibit A hereto.  Without limiting the foregoing:

(a)           Stated Maturity Date.  The Stated Maturity Date of the principal of the Notes shall be as provided in Exhibit A hereto.

(b)           Interest.  The Notes will bear interest on their principal amount and overdue interest as provided in Exhibit A hereto.

(c)           Conversion Rights.  The holders of the Notes shall have the right to convert the outstanding principal balance of the Notes into Equity Interests on the terms and subject to the conditions set forth in Exhibit A hereto.

SECTION 9.3                      Denominations.  The Notes shall be issuable only in registered form without coupons and only in denominations of U.S. $1,000 and any integral multiple thereof.

SECTION 9.4                      Form of Legend for the Notes.  Every Note issued and delivered hereunder shall bear a legend in substantially the following form:

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE NOTE PURCHASE AGREEMENT, DATED AS OF APRIL 29, 2013 (THE “PURCHASE AGREEMENT”), AMONG IMPAC MORTGAGE HOLDINGS, INC. (THE “COMPANY”) AND THE PURCHASERS

NAMED THEREIN.  A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

SECTION 9.5                      Payments and Computations.  All payments of interest on the Notes shall be paid to the persons in whose names such Notes are registered on the Security Register at the close of business on the date fifteen calendar days prior to the related Interest Payment Date (the “Regular Record Date”) and all payments of principal on the Notes shall be paid to the persons in whose names such Notes are registered at Maturity.  Notwithstanding the foregoing, if a Note is issued after a Regular Record Date and prior to the first Interest Payment Date, the record date for such first Interest Payment Date shall be the original issue date thereof.  Payments of principal and interest on any Note shall be made in accordance with this Agreement and subject to applicable law and regulations, by wire transfer in immediately available funds to such account as any Noteholder shall designate by written instructions received by the Company no less than 5 days prior to any applicable Interest Payment Date or other applicable payment date, which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Company or such Noteholder no longer is the registered owner of such Note or Notes.

SECTION 9.6                      Registration; Registration of Transfer and Exchange.

(a)           Security Register.  The Company shall maintain a register (the “Security Register”) for the registration or transfer of the Notes.  The name and address of the Noteholder of each Note, records of any transfers of the Notes and the name and address of any transferee of a Note shall be entered in the Security Register and the Company shall, promptly upon receipt thereof, update the Security Register to reflect all information received from a Noteholder.  There shall be no more than one Noteholder for each Note, including all beneficial interests therein.

(b)           Registration of Transfer.  Upon surrender for registration of transfer of any Note at the office or agency of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and like aggregate principal amount.

(c)           Exchange.  At the option of the Noteholder, Notes may be exchanged for other Notes, of any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver the Notes which the Noteholder making the exchange is entitled to receive.

(d)           Effect of Registration of Transfer or Exchange.  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

(e)           Requirements; Charges.  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Noteholder thereof or his attorney duly authorized in writing.  No service charge shall be made for any registration of transfer or exchange of Notes.

SECTION 9.7                      Transfer Restrictions.

(a)           No Note may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition is herein referred to as a “sale”), except in compliance with this Section 9.7.

(b)           A Noteholder may sell Notes to a transferee that is an Accredited Investor; provided, however, that each of the following conditions is satisfied:

(i)            such transferee represents that it is acquiring the Note or Notes for its own account and that it is not acquiring such Note or Notes with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

(ii)           such transferee agrees to be bound by the provisions of this Section 9.7 with respect to any resale of the Notes.

(c)           In the event of a proposed sale that does not qualify under Section 9.7(b) above, a Noteholder may sell its Notes only if:

(i)            such Noteholder gives written notice to the Company of its intention to effect such sale, which notice (A) shall describe the manner and circumstances of the proposed transaction in reasonable detail and (B) shall designate the counsel for such Noteholder, which counsel shall be reasonably satisfactory to the Company;

(ii)           such counsel for the Noteholder shall render an opinion to the effect that such proposed sale may be effected without registration under the Securities Act; and

(iii)          such transferee complies with Sections 9.7(b)(i) and 9.7(b)(ii).

SECTION 9.8                      Mutilated, Destroyed, Lost and Stolen Notes.  If any mutilated Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Note of the same principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company (a) evidence to its satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by it to save each of it and any agent harmless, then, in the absence of notice that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of a like principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note pursuant to this Section 9.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

Every new Note issued pursuant to this Section 9.8 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 9.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 9.9                      Persons Deemed Owners.  Prior to due presentment of a Note for registration of transfer, the Company and any agent of the Company may treat the person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

SECTION 9.10                    Cancellation.  All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any person other than the Company, be delivered to the Company and shall be promptly canceled by it.  The Company shall cancel any Notes previously issued and delivered hereunder which the Company may have reacquired.

SECTION 9.11                    Home Office Payment.  So long as any Purchaser shall be the holder of any Note, and notwithstanding anything contained in this Agreement or such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest by such method and at such address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment in full of any Note, such Purchaser shall surrender such Note for cancellation reasonably promptly after any such request, to the Company at its principal executive office.  Prior to any sale or other disposition of any Note held by such Purchaser, such Purchaser will surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 9.6.  The Company will afford the benefits of this Section 9.11 to any person that is the direct or indirect transferee of any Note purchased by such Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser made in this Section 9.11.

ARTICLE 10

OTHER AGREEMENTS

SECTION 10.1                    Exclusivity.  The Company agrees that it will not, at any time prior to the earlier of the Closing Date or May 15, 2013 (such earlier date, the “Exclusivity Date”), without the prior written consent of each of the Purchasers in each instance, take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person other than the Purchasers relating to the sale or issuance by the Company of any debt on terms substantially similar to the terms embodied in the Notes, or to the acquisition, sale, lease, license or other disposition of the Company or any material portion of the outstanding Common Stock or assets of the Company (collectively, “Competing Transactions”), and shall notify each of the Purchasers promptly of any inquiries of third parties received prior to the Exclusivity Date by the Company with respect to a Competing Transaction.  In the event that the Company breaches the foregoing obligation and negotiates a Competing Transaction on or prior to the Exclusivity Date without providing the Purchasers an opportunity to participate pro rata therein, then the Company shall upon the closing of such Competing Transaction pay to each Purchaser its proportionate share of $500,000 as liquidated damages, which the Company hereby acknowledges is a reasonable amount of liquidated damages in light of the totality of the circumstances.

SECTION 10.2                    Board of Directors of the Company.  Each Purchaser hereby covenants and agrees, during the period commencing on the Closing Date and ending on the third anniversary thereof, to vote all Conversion Shares, if any, then owned by it for each of the Company’s nominees for election to the Company’s Board of Directors, and further covenants and agrees not to nominate any other candidate for election to the Company’s Board of Directors at any time within such three (3) year period, provided that these covenants and agreements shall not be binding on such Purchaser at any time that an Event of Default has occurred and is continuing under the Note(s) held by such Purchaser.

SECTION 10.3                    Section 13 Filings by Purchasers.  Each Purchaser hereby covenants and agrees that, during the period that it is a Noteholder and/or the beneficial owner of Conversion Shares, it will accurately report all shares of the Common Stock beneficially owned by it (as determined in accordance with Rule 13d-3 promulgated under the Exchange Act) on the Commission’s Form 13D or Form 13G, as applicable, pursuant to the requirements of Rule 13d-1 promulgated under the Exchange Act, and on such amendments thereto as are required pursuant to Rule 13d-2 promulgated under the Exchange Act.

SECTION 10.4                    Covering Open Positions with Registered Conversion Shares.  Each Purchaser hereby covenants and agrees that neither it nor any of its Affiliates that it Controls will have an open position (e.g., short sale) in the Common Stock prior to any Registration Statement covering Conversion Shares held by such Purchaser being declared effective by the Commission, with the intent of covering such open position with Common Stock being registered pursuant to such Registration Statement.  Each Purchaser hereby acknowledges and understands that the Commission has taken the position that such an open position might constitute a violation of Section 5 of the Securities Act.

SECTION 10.5                    Compliance with Securities Laws.  Each Purchaser hereby covenants and agrees that it will at all times be in compliance with any and all applicable federal and state securities and other laws, statutes and regulations regarding its ownership, and/or any sale, transfer or hypothecation by it, of the Notes and the Conversion Shares, including, but not limited to, those applicable rules and regulations promulgated by the Commission, FINRA and any exchange on which the Common Stock is listed.

SECTION 10.6                    Subordination Agreements.  The Noteholders agree to execute any subordination agreement(s) the Company and the holders of such Senior Indebtedness may reasonably request to subordinate all of the Notes to any Senior Indebtedness described in Section 7.1(a) incurred by the Company after the Closing Date.

SECTION 10.7                    Information Contained in Current Period Unaudited Financials.  Each Purchaser hereby acknowledges that the financial information relating to the Company’s fiscal quarter ended March 31, 2013 contained in the Current Period Unaudited Financials constitutes “material nonpublic information,” as that term is used in Rule 100(a) of Regulation FD promulgated by the Commission under the Exchange Act, of the Company, and further acknowledges that such information was provided by the Company to such Purchaser (x) solely as required by the terms of Section 3.4(a) of this Agreement, and (y) subject to such Purchaser’s express agreement to maintain that information in confidence, as contemplated by Rule 100(b)(2)(ii) of Regulation FD.  Each Purchaser accordingly agrees and covenants with the Company that it will abstain from any trading in the securities of the Company until such time as twenty-four (24) hours have elapsed from the time that the Company files with the Commission a Form 10-Q for its fiscal quarter ended March 31, 2013.

ARTICLE 11

MISCELLANEOUS

SECTION 11.1                    Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or email as follows:

(i)            If to the Company at:

Impac Mortgage Holdings, Inc.

19500 Jamboree Road

Irvine, California 92612

Attention:

Telecopier No.:

Email:

with a copy to (which shall not constitute notice):

K&L Gates, LLP

1 Park Plaza, Twelfth Floor

Irvine, California 92614

Attention:

Telecopier No.:

Email:

or at such other address as the Company shall have specified to the Noteholders in writing.

(ii)           If to a Purchaser:

To such Purchaser at the address specified for such communications in Schedule A hereto (or at such other address as such Purchaser shall have specified to the Company in writing), with a copy to (which shall not constitute notice):

or at such other address as such Purchaser shall have specified to the Company in writing.

(iii)          If to any other Noteholder:

To such Noteholder at the address of such Noteholder appearing in the Security Register or such other address as such other Noteholder shall have specified to the Company or the Company in writing.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient), and notices sent by email shall be deemed to have been given when the recipient thereof shall have confirmed receipt thereof.

SECTION 11.2                    Waivers; Amendment.

(a)           No failure or delay by any Noteholder in exercising any right or power hereunder or under any other Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of each Noteholder hereunder and under the other Financing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Financing Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by Section 11.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)           This Agreement and the Notes may be amended, and the observance of any term hereof and thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders; provided, however, that no such amendment or waiver may, without the prior written consent of each Noteholder affected thereby (or each Purchaser if prior to the Closing Date) (i) subject any Noteholder to any additional obligation, (ii) reduce the principal of or change the rate of interest on any Note, (iii) postpone the date fixed for any payment of principal of or interest on any Note, (iv) change the percentage of the aggregate principal amount of the Notes the Noteholders of which shall be required to consent or take any other action under this Section 11.2(b) or any other provision of this Agreement or any Note, (v) impair the right of any Noteholder to receive payment of principal and interest on such Noteholder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Noteholder’s Notes, (vi) adversely affect the ranking of the Notes, or (vii) change the currency in which amounts due under the Notes are payable.  No amendment or waiver of this Agreement will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or thereby impair any right consequent thereon.  As used herein, the term this “Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

SECTION 11.3                    Expenses; Indemnity.

(a)           Expenses.  The Company agrees to pay, promptly upon demand:

(i)            all reasonable out-of-pocket costs and expenses incurred by the Purchasers, including the reasonable fees, charges and disbursements of Advisors for the Purchasers in connection with the preparation, execution and delivery of the Financing Documents and relating to any actual or proposed amendment, supplement or waiver of any of the Financing Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), and an underwriting fee relating to the Transactions payable to Plus Four Private Equities, LP only upon and at the Closing in the amount of $50,000; provided that (x) if the sale and purchase of the Notes is consummated, the Company shall not be liable for such costs and expenses incurred prior to the Closing Date in connection with the preparation, execution and delivery of the Financing Documents to the extent such pre-Closing Date costs and expenses (excluding for this purpose the underwriting fee) exceed in the aggregate $150,000; and (y) if this Agreement is terminated by either the Company or the Purchasers pursuant to the provisions of Section 5.2 hereof, the Company’s maximum liability for such costs and expenses shall not exceed $50,000, with the full amount of such costs and expenses due and payable immediately upon such termination; and

(ii)           all documentary and similar taxes and charges in respect of the Financing Documents.

For purposes of this Agreement, “Advisors” shall mean legal counsel (including local counsel), auditors, accountants, consultants, appraisers or other advisors.

(b)           Issuer Indemnification.  The Company agrees to indemnify the Purchasers and the Noteholders, each of their Affiliates, and each of their respective partners, controlling persons, directors, officers, trustees, employees, Advisors and agents (each such person being called a “Purchaser Indemnitee”) against, and to hold each Purchaser Indemnitee harmless from, any and all losses, claims, damages (other than special, indirect, consequential or punitive damages), liabilities, penalties, judgments, suits and related reasonable out-of-pocket expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Purchaser Indemnitee arising out of, in any way connected with, or as a result of (i) the execution, delivery or performance by the Company of the Financing Documents, (ii) any actual or proposed use of the proceeds of the Notes, (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any property owned, leased or operated by the Company or any of its Subsidiaries at any time, or any Environmental Claim related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory; provided that such indemnity shall not, as to any Purchaser Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties, judgments, suits or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted (x) from a material breach by such Purchaser Indemnitee of its obligations under the Financing Documents, or (y) primarily from the gross negligence or willful misconduct of such Purchaser Indemnitee or its agents or representatives. No Purchaser Indemnitee referred to in this paragraph (b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

(c)           Purchaser Indemnification.  Each Purchaser agrees severally, and not jointly with any other Purchasers, to indemnify the Company and each of its Affiliates, and each of their respective partners, controlling persons, directors, officers, trustees, employees, Advisors and agents (each such person being called an “Issuer Indemnitee”) against, and to hold each Issuer Indemnitee harmless from, any and all losses, claims, damages (other than special, indirect, consequential or punitive damages), liabilities, penalties, judgments, suits and related reasonable out-of-pocket expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Issuer Indemnitee arising out of, in any way connected with, or as a result of (i) any material breach of the representations, warranties, covenants or agreements of such Purchaser set forth herein, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any such breach, whether based on contract, tort or any other theory; provided that such indemnity shall not, as to any Issuer Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties, judgments, suits or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted (x) from a breach by the Company or such Issuer Indemnitee of its obligations under the Financing Documents, or (y) primarily from the gross negligence or willful misconduct of the Company or such Issuer Indemnitee or its agents or representatives.  No Issuer Indemnitee referred to in this paragraph (c) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

SECTION 11.4                    Successors and Assigns; Third Party Beneficiaries.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, each subsequent holder of Notes) permitted hereby, provided that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Required Noteholders (and any attempted such assignment or transfer by the Company without such consent shall be null and void).  Nothing in this Agreement, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the other Purchaser Indemnitees and Issuer Indemnitees and (as to Section 11.3(a)(i) only) Plus Four Private Equities, LP) any legal or equitable right, remedy or claim under or by reason of this Agreement.

SECTION 11.5                    Survival of Agreement.  All covenants, agreements, representations and warranties made by the Company in the Financing Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Financing Documents and the issuance of the Notes, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Purchasers or the Noteholders may have had notice or knowledge of any Default or incorrect representation or warranty at the time any purchase of the Notes is made hereunder, and shall continue in full force and effect as long as the Notes or any fee or any other amount payable under this Agreement or any other Financing Document is outstanding and unpaid.  The provisions of Section 11.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or conversion of the Notes, the payment of the Obligations or the termination of this Agreement or any provision hereof.

SECTION 11.6                    Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Financing Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof, including, without limitation, that certain Summary of Terms, dated April 1, 2013, entered into by the Company and Plus Four Private Equities, LP.  This Agreement shall become effective when it shall have been executed by the Company and each of the Purchasers and when the Company and each of the Purchasers shall have received executed counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and, to the extent provided herein, their respective successors and assigns permitted hereunder.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.7                    Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.8.                   Governing Law; Jurisdiction; Consent to Service of Process.

(a)           Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of California, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(b)           Submission to Jurisdiction.  The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of California sitting in Orange County and of the United States District Court of the Central District of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Financing Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such California State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Financing Document shall affect any right that the Purchasers or any Noteholder may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document against the Company or its properties in the courts of any jurisdiction.

(c)           Waiver of Venue.  The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document in any court referred to in Section 11.8(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process.  Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Financing Document, in the manner provided for notices (other than telecopy and email) in Section 11.1.  Nothing in this Agreement or any other Financing Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

SECTION 11.9                    Waiver of Jury Trial.  The Company hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Financing Document or the transactions contemplated hereby (whether based on contract, tort or any other theory).  Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

SECTION 11.10                 Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 11.11                 Confidentiality.  Each Purchaser and Noteholder agrees to maintain the confidentiality of, and to not use, the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees and agents, including accountants, legal counsel and other Advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Financing Document or any suit, action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.11, to (i) any transferee of, or any prospective transferee of, any Notes, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company or any Note, or (iii) any rating agency for the purpose of obtaining a credit rating applicable to the Notes or the Company, (g) with the consent of the Company, (h) to the extent such Information (x) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 11.11 or (y) becomes available to such Purchaser or Noteholder on a nonconfidential basis from a source other than the Company or any of its Subsidiaries; provided that such source is not known by such disclosing party to be bound by confidentiality obligations to the Company or (i) to a person that is an investor or prospective investor in such Noteholder or an affiliated investment vehicle that agrees that its access to information regarding the Company and its Subsidiaries and the Notes is solely for purposes of evaluating an investment in such Noteholder or affiliated investment vehicle.  For the purposes of this Section 11.11, “Information” shall mean all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or their business, that is clearly identified or reasonably identifiable at the time of delivery as confidential, other than any such information that is available to the Purchasers or any Noteholder on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries.  Any person required to maintain the confidentiality of Information as provided in this Section 11.11 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of reasonable care to maintain the confidentiality of such Information as such person would reasonably accord to its own confidential information.  The Company agrees not to disclose the existence or terms of this Agreement to any person other than the Company’s accountants and attorneys prior to the Closing Date, without the prior written consent of each of the Purchasers, except to the extent required by applicable securities laws, rules and regulations.

SECTION 11.12                 Obligations Absolute.  To the fullest extent permitted by applicable Requirements of Law, all obligations of the Company hereunder shall be absolute and unconditional irrespective of:

(a)           any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Company or any Subsidiary;

(b)           any lack of validity or enforceability of any Financing Document or any other agreement or instrument relating thereto against the Company (other than based upon a failure of consideration with respect thereto);

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Financing Document or any other agreement or instrument relating thereto, as permitted by the terms thereof;

(d)           any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e)           any exercise or non-exercise, or any waiver, of any right, remedy, power or privilege under or in respect hereof or any Financing Document; or

(f)            any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Company, other than as provided in any Financing Document.

SECTION 11.13                 Absence of Personal Liability.  Each of the Purchasers and the Company hereby expressly acknowledge and agree that with respect to each officers’ certificate and each other certificate required to be delivered pursuant to or in connection with this Agreement or any other Financing Document, the person signing such certificate shall be deemed in so acting to be acting solely in a representative capacity on behalf of the applicable certifying party, and no person signing such certificate shall have any personal civil liability with respect thereto or as a consequence thereof, except for actions by such person involving fraud or willful misconduct.

SECTION 11.14                 Acknowledgment.  The Company hereby expressly (i) acknowledges the terms of this Agreement, (ii) ratifies and affirms its obligations under the other Financing Documents and (iii) acknowledges its continued liability under all such Financing Documents in accordance with the respective terms thereof.

SECTION 11.15                 Registration Rights.  The holders of the Conversion Shares shall have registration rights with respect to such shares of Common Stock on the terms set forth in the Registration Rights Agreement, all of the terms and conditions of which are hereby fully incorporated into this Agreement by this reference.

SECTION 11.16                 Interest Rate Limitation.  Notwithstanding anything herein or in any Note to the contrary, if at any time the interest rate applicable to any Note, together with all fees, charges and other amounts which are treated as interest on such Note under applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Noteholder holding such Note in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Note hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

SECTION 11.17                 Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under this Agreement and the other Financing Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Financing Document.  Nothing contained herein or in any other Financing Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Financing Documents or any matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Financing Documents.  The decision of each Purchaser to purchase a Note or Notes pursuant to the Financing Documents has been made by such Purchaser independently of any other Purchaser.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with such Purchaser making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with the holding or monitoring of such Purchaser’s investment in the Notes or enforcing its rights under the Financing Documents.  The Company and each Purchaser confirm that each Purchaser has independently participated with the Company in the negotiation of the transactions contemplated hereby with the advice of its own legal counsel and other Advisors.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Financing Document, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  The use of a single agreement to effectuate the purchase and sale of the Notes contemplated hereby was solely in the control of the Company, not the action or decision of any Purchaser, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Purchaser.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Financing Document is between the Company and a Purchaser, solely, and not among the Company and the Purchasers collectively, and not between and among the Purchasers.

[Signature Pages to Note Purchase Agreement Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ William S. Ashmore
Name:	William S. Ashmore
Title:	President

Signature Page to Note Purchase Agreement

PURCHASERS

RHP TRUST, Dated May 31, 2011

By:	/s/ Richard H. Pickup
Name:	Richard H. Pickup
Its:	Trustee

VINTAGE TRUST II, Dated July 19, 2007

By:	/s/ Todd Martin Pickup
Name:	Todd Martin Pickup
Its:	Trustee

By:	/s/ Devon Renee Martin
Name:	Devon Renee Martin
Its:	Trustee

TD INVESTMENTS, LLC,
a Nevada limited liability company

By:	/s/ Kevin C. Martin
Name:	Kevin C. Martin
Its:	Manager

LENAWEE TRUST,
Dated December 30, 1992, as reformed and restated

By:	/s/ Gregory A. Busch
Name:	Gregory A. Busch
Its:	Trustee

By:	/s/ John C. Peiffer II
Name:	John C. Peiffer II
Its:	Trustee

Signature Page to Note Purchase Agreement

STEPHAN BUSCH LIVING TRUST,
Dated February 13, 1989, as amended

By:	/s/ Stephan Lynn Busch
Name:	Stephan Lynn Busch
Its:	Trustee

TRINITAS TRUST,
Dated May 31, 2005

By:	/s/ Gregory A. Busch
Name:	Gregory A. Busch
Its:	Trustee

Signature Page to Note Purchase Agreement

SCHEDULE A

INFORMATION RELATING TO THE PURCHASERS OF THE NOTES

Purchaser	Principal Amount of Notes to be Purchased

RHP Trust, Dated May 31, 2011 2532 DuPont Drive Irvine, California 92612 Attn: Richard H. Pickup, Trustee	$5,700,000.00

Vintage Trust II, Dated July 19, 2007 2532 DuPont Drive Irvine, California 92612 Attn: Todd M. Pickup, Trustee	$9,775,000.00

TD Investments, LLC 1221 West Coast Highway Newport Beach, California 92663 Attn: Kevin Martin, Manager	$3,525,000.00

Gregory A. Busch and John C. Peiffer II, or successor Trustee(s), as Trustees of the Lenawee Trust, Dated December 30, 1992, as reformed and restated 17 Stone Pine Drive Newport Coast, California 92657 Attn: Gregory A. Busch	$550,000.00

Stephan Lynn Busch, or successor Trustee(s), as Trustee of the Stephan Busch Living Trust, Dated February 13, 1989, as amended 25992 Glen Canyon Drive Laguna Hills, California 92653 Attn: Stephan L. Busch	$300,000.00

Gregory A. Busch, Trustee of the Trinitas Trust, Dated May 31, 2005 17 Stone Pine Drive Newport Coast, California 92657 Attn: Gregory A. Busch	$150,000.00

DISCLOSURE SCHEDULE

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

EXHIBIT I

CORPUS OF SECTION 5.1(c) LEGAL OPINION